PRESS RELEASE	Contact: Roy Estridge, EVP/COO/CFO
Valley Commerce Bancorp
(559) 622-9000

VALLEY COMMERCE BANCORP REPORTS THIRD QUARTER 2010 RESULTS

VISALIA, California, November 24, 2010 — Valley Commerce Bancorp, (OTCBB: VCBP), a bank holding company and the parent company of Valley Business Bank, today announced third quarter 2010 net income of $675,000, or $0.22 per diluted common share.  This compared to earnings of $620,000, or $0.20 per diluted common share, for the third quarter of 2009.  For the nine months ended September 30, 2010, the Company reported net income of $1.4 million, or $0.43 per diluted common share, compared to earnings of $1.5 million, or $0.48 per diluted common share, for the nine months ended September 30, 2009.  While year-to-date net interest income for the 2010 period continued to show improvement, the decrease in year to date earnings resulted primarily from a decrease in non-interest income attributable to a nonrecurring event in the 2009 period.

“I am pleased to report continued positive trends in our loan portfolio,” stated Allan W. Stone, President and Chief Executive Officer.  “This along with a very strong capital position and good earnings give us reasons to remain very optimistic about our ability to take advantage of any opportunities that may arise.” Stone added, “We elected to delay this press release to ensure the accuracy of our financial reporting while taking into consideration the results of a regularly scheduled regulatory examination and events related to certain loans that were scheduled to conclude in the fourth quarter.  Due to the statutory requirement of the Bank to file its third quarter call report in October, and as a result of the events transpiring in the fourth quarter, a restatement of our third quarter call report was necessary.”  He concluded, “Although we remain in difficult economic times our capital, earnings, and careful monitoring of our credit portfolio have put us in a position to come out of this cycle a stronger, better performing bank.“

Valley Business Bank filed its third quarter 2010 reports of condition and income with federal regulators on October 22, 2010.  The reports were amended and re-filed on November 15, 2010 to include:  1) loan charge-offs for the third quarter were increased by $1.5 million which brought the year to date total to $1.6 million; and 2) a third quarter provision for loan losses in the amount of $550,000 was added which brought the year to date total to $1.8 million.

Comparison of September 30, 2010 to December 31, 2009

•	Total assets increased by $2.4 million or 0.7% to $342.6 million

•	Loans, net of the allowance for loan losses (ALL), increased by $788,000 or 0.3% to $235.6 million and total deposits increased by $1.3 million or 0.4% to $295.6 million

•	The loan to deposit ratio remained at 82.0%

•	ALL increased by $0.2 million to $6.4 million; the ALL as percentage of total loans increased to 2.66% compared to 2.58%

•	Non-performing loans as a percentage of total loans decreased from 3.05% to 2.43%; non-performing assets as a percentage of total assets decreased from 2.16% to 1.72%

•	Shareholder’s equity increased by $1.6 million or 4.0% to $38.5 million; the Total Risk-Based Capital Ratio increased from 16.0% to 17.1%.

Comparison of September 30, 2010 to September 30, 2009

•	Total assets decreased $1.0 million or 0.30% to $342.6 million

•	Loans, net of the ALL, increased by $477,000 or 0.2% to $235.6 million and total deposits increased $733,000 or 0.3% to $295.6 million

•	The loan to deposit ratio increased to 82.0% from 81.6%

•	ALL increased by $1.4 million to $6.4 million; the ALL as percentage of total loans increased to 2.66% compared to 2.11%

•	Non-performing loans as a percentage of total loans decreased from 3.10% to 2.43%; non-performing assets as a percentage of total assets decreased from 2.17% to 1.72%

•	Shareholder’s equity decreased by $935,000 or 2% to $38.5 million; the Total Risk-Based Capital Ratio increased from 16.6% to 17.1%.

Loans, Investment Securities, Deposits and Borrowings

Loans, net of the allowance for loan losses, grew from $234.8 million at December 31, 2009 to $235.6 million at September 30, 2010, an increase of $788,000 or 0.3%.  The increase was primarily in the category of commercial real estate mortgage loans.  Average gross loans were $244.2 million for the nine months ended September 30, 2010 and $238.9 million for the nine months ended September 30, 2009, an increase of $5.2 million or 2%.

Available-for-sale investment securities increased to $43.8 million at September 30, 2010 compared to $42.6 million at December 31, 2009.  The Company’s purchases of investment securities during 2010 were primarily for the purpose of decreasing the duration of the portfolio as part of management’s strategy to position the Company’s balance sheet for an eventual rise in interest rates.

The Company’s deposits increased by $1.3 or 0.4%, from $294.3 million at December 31, 2009 to $295.6 million at September 30, 2010.  The amount of brokered time deposits included in total deposits at September 30, 2010 and December 31, 2009 were $17.2 million and $17.9 million, respectively.  Average total deposits were $298.1 million for the nine months ended September 30, 2010 and $269.2 million for the nine months ended September 30, 2009, an increase of $28.9 million or 11%.  The Company’s ongoing marketing efforts include strategies to attract depositors from failed or acquired banks in overlapping market areas.

The Company had $2.6 million in Federal Home Loan Bank (FHLB) term borrowings at September 30, 2010 compared to $3.7 million in FHLB term borrowings at December 31, 2009.  FHLB borrowings declined in 2010 due to scheduled maturities and repayments.

Asset Quality

Nonperforming assets at September 30, 2010 were comprised primarily of five customer relationships in nonaccrual status with an aggregate balance of $5.9 million compared to five customer relationships in nonaccrual status at December 31, 2009 with an aggregate balance of $7.4 million.  The decrease resulted from customer repayments and charge-offs.  Impaired loan totals decreased to $10.2 million at September 30, 2010 compared to $12.5 million at December 31, 2009. At both September 30, 2010 and December 31, 2009, the Company held no other real estate owned.

The Company recorded a provision for loan losses totaling $1.8 million during the nine months ended September 30, 2010 compared to $2.0 million during the same period in 2009.  The decrease in the provision for loan losses related to loan portfolio credit quality improvements that included increases in loan principal pay downs on impaired loans and a slowdown in decline of real estate values within the Company’s primary market area.  Specific loan loss reserves on impaired loans were $1.6 million and $2.7 million at September 30, 2010 and December 31, 2009, respectively.  Net charge-offs for the nine months ended September 30, 2010 increased to $1.6 million, or 0.7% of average loans, compared to net charge-offs of $173,000, or 0.1% of average loans, during the nine months ended September 30, 2009.

Shareholders’ Equity

Total shareholders’ equity increased by $1.7 million, from $36.9 million at December 31, 2009 to $38.6 million at September 30, 2010.  The increase resulted primarily from earnings of $1.4 million combined with a $533,000 increase in accumulated other comprehensive income that resulted from improvement in the valuation of the investment portfolio.  These factors were partially offset by dividends on preferred stock issued to the United States Treasury under the Capital Purchase Program.  The Company’s book value per common share increased to $11.82 at September 30, 2010 from $11.18 at December 31, 2009 due to the increase in shareholders’ equity.

Valley Commerce Bancorp’s Total Risk-Based Capital Ratio increased to 17.1% at September 30, 2010 compared to 16.0% at December 31, 2009.

Comparison of Third Quarter 2010 to Third Quarter 2009

•	Net interest income before provision for loan losses increased by $67,000 or 2% and net interest margin decreased from 4.44% to 4.36%

•	The provision for loan losses decreased by $50,000

•	Non-interest income decreased by $150,000 or 30%

•	Non-interest expense decreased by $102,000 or 4%

Comparison of Nine-Month Periods ended September 30, 2010 and September 30, 2009

•	Net interest income before provision for loan losses increased by $473,000 or 5% and net interest margin decreased from 4.49% to 4.39%

•	The provision for loan losses decreased by $200,000

•	Non-interest income decreased by $489,000 or 33%

•	Non-interest expense increased by $119,000 or 2%

Net Interest Income and Net Interest Margin

For the quarter ended September 30, 2010 net interest income before provision for loan losses totaled $3.45 million, an increase of $67,000 or 2% from the $3.38 million earned during the third quarter of 2009.  Net interest income before provision for loan losses totaled $10.1 million for the nine months ended September 30, 2010, an increase of $473,000 or 5% from the $9.6 million earned during the same period of 2009.  Net interest income increased during the 2010 periods due to higher average loan volume.

Net interest margin was 4.39% and 4.49% on a tax equivalent basis for the nine-month periods ended September 30, 2010 and 2009, respectively.  The year over year decline in the net interest margin was related to average yields on interest-earning assets declining by more than the decrease in cost of funds on interest-bearing liabilities.  In addition, the net interest margin decreased due to the Company’s efforts to reposition its balance sheet to maintain earnings and liquidity if and when interest rates begin to rise.  These efforts included purchasing lower yielding adjustable rate investment securities.

Non-Interest Income

For the quarter ended September 30, 2010, non-interest income totaled $358,000, a decrease of $150,000 or 30% from the $508,000 recorded during the third quarter of 2009.  For the nine months ended September 30, 2010, non-interest income totaled $984,000, a decrease of $489,000 or 33% over the $1.5 million received in the same period of 2009.  The decrease resulted primarily from officer life insurance benefits of $318,000 received during the 2009 period.

Non-Interest Expense

For the quarter ended September 30, 2010, non-interest expense totaled $2.3 million, a decrease of $102,000 or 4% from the $2.4 million recorded during the third quarter of 2009.  The decrease was due to an $82,000 or 59% decrease in professional and legal expenses and $55,000 or 14% decrease in occupancy and fixed asset expense related to the relocation of the Visalia administrative and branch offices to a purchased facility during December 2009.  Offsetting these cost reductions were salaries and employee benefits expense which increased by $28,000 or 2% in the 2010 period due to new hire costs and normal salary adjustments.  In addition, there was a $10,000 or 7% increase in FDIC insurance assessments and a $6,000 or 4% increase in data processing expense.

For the first nine months of 2010, non-interest expense totaled $7.3 million, an increase of $119,000 or 2% over the 2009 total of $7.2 million.  Salaries and employee benefit expense increased by $292,000 or 8% in 2010 due to new hires and normal salary adjustments.  In addition, there was an $84,000 or 18% increase in FDIC insurance cost and a $45,000 or 11% increase in data processing expense that was due to growth and costs associated with new technology-oriented services.  These increases were offset by a $58,000 or 16% decrease in professional and legal expenses, a $174,000 or 15% decrease in occupancy and fixed asset expense related to the office relocation described above, and a $107,000 or 29% decrease in operational expense.

OTHER INFORMATION:  Valley Commerce Bancorp stock trades on NASDAQ’s Over the Counter Bulletin Board under the symbol VCBP.  Valley Business Bank, the wholly owned subsidiary of Valley Commerce Bancorp, is a commercial bank that commenced operations in 1996.  Valley Business Bank operates through Business Banking Centers in Visalia, Tulare, and Fresno, California and has branch offices in Woodlake and Tipton, California.  Additional information about Valley Business Bank is available from the Bank’s website at http://www.valleybusinessbank.net.

FORWARD-LOOKING STATEMENTS:  In addition to historical information, this release includes forward-looking statements, which reflect management's current expectations for Valley Commerce Bancorp’s future financial results, business prospects and business developments.  Management's expectations for Valley Commerce Bancorp's future necessarily involve assumptions, estimates and the evaluation of risks and uncertainties. Various factors could cause actual events or results to differ materially from those expectations.  The forward-looking statements contained herein represent management's expectations as of the date of this release. Valley Commerce Bancorp undertakes no obligation to release publicly the results of any revisions to the forward-looking statements included herein to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events.  For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Condensed Consolidated Balance Sheet (in thousands) (Unaudited)	As of September 30,		As of December 31,
	2010	2009	2009	2008
Assets
Cash and Due from Banks	$39,782	$48,311	$39,078	$8,756
Federal Funds Sold	-	-	-	13,390
Available-for-Sale Investment Securities	43,826	40,772	42,566	42,018
Loans (net)	235,611	235,135	234,823	226,697
Bank Premises and Equipment (net)	8,592	7,553	8,042	3,975
Cash Surrender Value of Bank-Owned Life Insurance	6,560	6,286	6,355	6,422
Other Assets	8,230	5,578	9,308	4,841
TOTAL ASSETS	$342,601	$343,635	$340,172	$306,099

Liabilities & Equity
Non-Interest Bearing Deposits	$80,874	$66,707	$76,575	$77,406
Interest Bearing Deposits	119,562	121,839	121,399	87,738
Time Deposits	95,152	106,309	96,308	92,180
Total Deposits	295,588	294,855	294,282	257,324
Short-Term Debt	-	-	-	8,000
Long-Term Debt	2,613	3,719	3,662	5,184
Junior Subordinated Deferrable Interest Debentures	3,093	3,093	3,093	3,093
Other Liabilities	2,787	2,513	2,266	2,358
Total Liabilities	304,081	304,180	303,303	275,959
Shareholders’ Equity	38,520	39,455	36,869	30,140
TOTAL LIABILITIES & EQUITY	$342,601	$343,635	$340,172	$306,099

Condensed Consolidated Statement of Income (in thousands except per share data) (Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Interest Income	$4,079	$4,366	$12,200	$12,771
Interest Expense	633	987	2,097	3,140
NET INTEREST INCOME Provision for Loan Losses	3,446 550	3,379 600	10,103 1,800	9,631 2,000
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	2,896	2,779	8,303	7,631
Non-interest Income	358	508	984	1,472
Non-interest Expense	2,262	2,364	7,332	7,213
INCOME BEFORE INCOME TAXES	992	923	1,955	1,890
Income Taxes	317	303	556	391
NET INCOME	$675	$620	$1,399	$1,499
DIVIDENDS ACCRUED AND DISCOUNT ACCRETED ON PREFERRED SHARES	$(96)	$(96)	$(290)	$(258)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$579	$524	$1,109	$1,241
EARNINGS PER COMMON SHARE - BASIC	$0.22	$0.20	$0.43	$0.48
EARNINGS PER COMMON SHARE – DILUTED	$0.22	$0.20	$0.43	$0.48
COMMON SHARES OUTSTANDING – END OF PERIOD	2,608,317	2,608,317	2,608,317	2,608,317

VALLEY COMMERCE BANCORP
SELECTED FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

	September 30,		December 31,
	2010	2009	2009

CREDIT QUALITY DATA
Allowance for loan losses	$6,448	$5,071	$6,231
Allowance for loan losses as a percentage of total loans	2.66%	2.11%	2.58%
Nonperforming loans	$5,886	$7,451	$7,364
Nonperforming loans as a percentage of total loans	2.43%	3.10%	3.05%
Nonperforming assets as a percentage of total assets	1.72%	2.17%	2.16%
Year-to-date net charge-offs	$1,583	$173	$4,013
Year-to-date net charge-offs as a percentage of average loans	.70%	.10%	1.67%

SHARE AND PER SHARE DATA
Basic earnings per common share for the quarter	$0.22	$0.20	-
Diluted earnings per common share for the quarter	$0.22	$0.20	-
Quarterly weighted average common shares outstanding	2,608,317	2,605,646	-
Quarterly weighted average diluted common shares outstanding	2,612,143	2,619,492	-
Basic earnings (loss) per common share, year-to-date	$0.43	$0.48	$(0.36)
Diluted earnings (loss) per common share, year-to-date	$0.43	$0.48	$(0.36)
Year-to-date weighted average common shares outstanding	2,608,317	2,600,176	2,602,228
Year-to-date weighted average diluted common shares outstanding	2,612,205	2,610,051	2,602,228
Book value per common share	$11.82	$12.17	$11.18
Total common shares outstanding	2,608,317	2,608,317	2,608,317

QUARTERLY KEY FINANCIAL RATIOS
Annualized return on average equity	6.98%	6.32%	-
Annualized return on average assets	0.77%	0.73%	-
Net interest margin	4.36%	4.44%	-
Efficiency ratio	66.13%	64.96%	-

ANNUALIZED KEY FINANCIAL RATIOS
Return (loss) on average equity	4.96%	5.28%	(1.53)%
Return (loss) on average assets	0.54%	0.63%	(0.18)%
Net interest margin	4.39%	4.49%	4.43%
Efficiency ratio	66.13%	64.96%	64.93%
Loan to deposit ratio at period end	82.02%	81.62%	82.05%
Total Risk-Based Capital Ratio at period end	17.08%	16.58%	16.02%